UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Aramark

(Name of Registrant as Specified In Its Charter)

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Commencing on January 18, 2019, Aramark sent emails utilizing one of the following templates to a number of its largest institutional investors in connection with its upcoming annual meeting of shareholders to be held on January 30, 2019.

Template 1

I’m reaching out to follow up on our initial request for an engagement call ahead of our Annual Meeting on January 30th and to ensure that you saw the supplemental proxy materials Aramark filed yesterday. This presentation complements our proxy statement, and further describes how our executive leadership team and corresponding compensation program drive long-term growth at Aramark. While our compensation program was established in connection with our IPO, we have made a number of enhancements in response to shareholder feedback over time – and particularly in response to our 2018 Say-on-Pay vote.

Your vote is important to us. We would like to discuss the actions taken by our Compensation Committee and answer any questions you may have ahead of casting your vote. Please let us know if there’s a time that works well for a call with your team. We’re happy to accommodate your schedule.

Template 2

I’m reaching out regarding Aramark’s Annual Meeting on January 30th. We filed supplemental proxy materials yesterday, which complement our proxy statement, and describe the enhancements made to our compensation program following shareholder engagement with holders representing around 65% of our shares outstanding. The Chair of our Compensation Committee, Steve Sadove, led a significant number of these discussions.

For quick reference, an overview of key compensation, governance and disclosure enhancements is below:

•	Eliminated the TSR Outperformance Award for the CEO’s 2019 and go-forward long-term incentive compensation;

•	Eliminated the structural component of the Annual Incentive Plan that drove consistent use of negative discretion;

•	Provided greater transparency and context throughout the CD&A on the process for setting performance targets and disclosed our targets in our Annual Incentive Plan;

•	Expanded the scope of our clawback policy and adopted majority voting;

•	Broadened the disclosure of sustainability and diversity, as well as the oversight responsibilities of the Board and its Committees.

These enhancements are in addition to other changes made in response to shareholder feedback over the past two years.

Your vote is important to us. We would like to discuss the actions taken by our Compensation Committee and answer any questions you may have ahead of casting your vote. Please let us know if there’s a time that works well for a call with your team, and we will do our best to accommodate your schedule.